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                                                                   EXHIBIT 10.22

INVESTMENT AGREEMENT dated as of March 1, 2001 between 000 NTO IRE-POLUS, a limited liability company organized under the laws of the Russian Federation (the "Company"), and IPG Laser GmbH, a corporation organized under the laws of Germany (the "Investor").

                                   WITNESSETH

     WHEREAS, in consideration of the obligations of the Company hereunder, the Investor has agreed, on and subject to the terms of this Agreement, to acquire a share in the Company by contributing cash in the amount equal to 51% of the charter capital of the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    ARTICLE I. DEFINITIONS AND INTERPRETATION

1.01 Definitions

     As used herein, the following terms shall have the following meanings:

     "Actions or Proceedings" shall mean any action, suit, proceeding or arbitration commenced, brought, conducted or heard by or before any Governmental or Regulatory Authority.

     "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse, any one of whom has the same home as such individual, and any trust or estate for which such individual serves as a trustee or in a similar capacity or in which such individual has a substantial beneficial interest and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of any other Person, provided that, in any event, any Person which owns, directly or indirectly, a twenty-five percent plus one share Equity Interest in any other Person (other than as a limited partner of such other Person) will be deemed to control such other Person.

     "Agreement" shall mean this Investment Agreement and the Exhibits and the Schedules hereto.

     "Amendments to the Charter" shall have the meaning specified in Section
5.03.

     "Assets and Properties" shall mean, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated, owned or leased by

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such Person, including, without limitation, cash, cash equivalents, Investments, accounts and notes receivable, charter paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Audited Consolidated Financial Statements" shall mean the financial statements prepared in accordance with generally accepted accounting standards in the U.S.A., for the fiscal year ended December 31, 1999, the most recent fiscal year of the Company, delivered to the Investor pursuant to Section 3.07(a).

     "Business Combination" shall mean, with respect to the Company, any merger, consolidation or combination to which the Company is a party, the issuance or disposition or acquisition of any shares to or from, as applicable, any third party, any sale, dividend, split or other disposition or acquisition of Equity Interests of the Company, any sale, dividend or other disposition or acquisition of all or substantially all of the Assets and Properties of the Company.

     "Business Day" shall mean a day other than a Saturday, a Sunday or any day on which banks located in Moscow, Russia, or Frankfurt, Germany are authorized or obliged to close.

     "Business or Condition of the Company" shall mean the business, condition (financial or otherwise), results of operations, prospects and Assets and Properties of the Company taken as a whole.

     "CBR" shall mean the Central Bank of Russia (Tsentralniy bank Rossli or TsB Rossii), including any applicable territorial agent thereof, or any successor thereto.

     "Charter" shall mean the most recent version of the charter (ustav) of the Company, as registered with the Friazino Administration on February 9, 1996.

     "Charter Capital" (ustavniy kapital) shall mean the aggregate value of the ownership interests of Shareholders of the Company as indicated in its Charter. As of the date hereof the Charter Capital of the Company equals 20,000 rubles.

     "Closing" shall mean closing of the transaction contemplated by Section
2.03.

     "Closing Date" shall mean date on which the Closing occurs.

     "Company" shall have the meaning specified in the preamble hereto.

     "Contract" shall mean any agreement, letter of intent, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

     "Environmental Law" shall mean any Law or Order relating to the regulation or protection of human health and safety, the environment or hazardous or toxic substances, wastes, pollutants or contaminants.

     "Equity Interest" in a Person shall mean any share of stock of such Person, or any partnership share or other ownership interest in such Person.


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     "Financial Statements" shall mean the financial statements of the Company, delivered to the Investor pursuant to Section 3.07 or Section 5.01.

     "General Shareholders Meeting" shall mean the highest management body of the Company as provided for under the LLC Law.

     "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

     "Indebtedness" shall mean, with respect to any Person, all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases or (e) in the nature of a guarantee of any obligation described in clauses (a) through (d) above to any other Person.

     "Intellectual Property" shall mean patents and patent rights, licenses, inventions, copyrights and copyright rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, brand names, processes formulae, trade dress, business and product names, logos, slogans, industrial models, processes, designs, methodologies, software programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "Investment" shall have the meaning specified in Section 2.02(b) hereof.

     "Investor" shall have the meaning specified in the preamble hereto.

     "LLC Law" shall mean the RF Law No. 14-FZ "On Limited Liability Companies", dated February 8, 1998, as amended on July 11, 1998 and December 31, 1998.

     "Laws" shall mean all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

     "Liabilities" shall mean all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.


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     "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Loss" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other similar proceedings or of any claim, default or assessment).

     "MAP" shall mean the Ministry for Antimonopoly Policy and Support for Entrepreneurship of the Russian Federation (Ministerstvo po Antimonopolnoy politike i podderzhke predprinirnatelstva Rossiiskoi Federatsii or "GAK Rossii"), or any successor thereto, including any applicable territorial agent thereof

     "Material Adverse Effect" shall mean, with respect to the Company, a material adverse effect on or with respect to the business, assets, financial condition, results of operations or prospects of the Company, or upon the Company's ability to perform its obligations under this Agreement.

     "Option" shall mean, with respect to any Person, any security, right, subscription, warrant, option, phantom stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any Equity Interest in such Person or any security of any kind convertible into or exchangeable or exercisable for any Equity Interest in such Person or (b) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of any Equity Interest in such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any Equity Interest in such Person is voted.

     "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority.

     "Permitted Lien" shall mean (a) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting standards in the U.S.A., (b) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (c) any mechanic's, materialman's or other similar Lien arising by operation of Law or any minor imperfection of title or similar Lien, none of which individually or in the aggregate with other such Liens materially impairs the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company.

     "Person" shall mean any natural person, company, general partnership, simple partnership, limited partnership, proprietorship, corporation, limited liability company, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

     "Purchase Price" shall have the meaning specified in Section 2.02(a).

     "Representatives" shall mean, with respect to any Person, its officers, directors, Shareholders, employees, agents, counsel, accountants, financial


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advisors, consultants and other representatives.

     "Shareholders" shall mean those persons holding Shares in the Company on the date of this Agreement.

     "Shareholders Agreement" shall mean the Foundation Agreement of the Company dated November 28, 1995.

     "Share" shall have the meaning specified in Section 2.01 hereof

     "SRC" shall mean the State Registration Chamber under the Ministry of Justice of the Russian Federation (Gosudarstvennaya registratsionnaya palata pri Ministerstve iustitsii Rossiiskoi Federatsii), or any successor thereto.

     "Tax Document" shall mean any return, declaration, report, claim for refund, assessment, demand, act, or information return, statement or other document relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof, whether prepared by the taxpayer, a tax preparer or a Governmental or Regulatory Authority.

     "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added alternative or add-on minimum, estimated, or other tax, duty, governmental fee or charge of any kind whatsoever, including any interest, penalty, or addition thereto.

     "US Dollars" and "US$" shall mean the lawful currency of the United States.

1.02 Interpretations

     Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

     (a) the singular shall include the plural, and the plural shall include the singular;

     (b) words of any gender shall include each other gender;

     (c) the words "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

     (d) a reference to any Article, Section, Schedule or Exhibit is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement;

     (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to lime, and any interpretations thereof from time to time by any regulatory or administrative authority; and


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     (f) the word "pending" shall mean, with respect to a particular matter, the service of process or delivery of written notice to the Person to whom such manner relates.

                       ARTICLE II. INVESTMENT AND CLOSING

2.01 Subject Matter

     Subject to the terms and conditions contained in this Agreement and on the basis of the representations and warranties contained herein, the Investor agrees: (a) to acquire a share in the Company by contributing cash in the amount equal to 51% of the charter capital of the Company after the increase thereof as described below, and (b) to fulfill other obligations as provided herein, and the Company agrees to increase its Charter Capital to the total amount equal to 40,816.33 rubles and to transfer to the Investor the 51% share of the increased charter capital (the "Share").

2.02 Amount and Structure of Investment.

     (a) Subject to the terms and conditions hereof, the Investor shall contribute to the Charter Capital an amount equal to 20,816.33 rubles (the "Purchase Price") which shall constitute 51% of the nominal value of the Charter Capital upon increase of the latter as provided in Section 2.01, and shall become a holder of the Share in the Company with corresponding voting rights as provided in the amended version of the Shareholders Agreement to be approved by the Shareholders at their general meeting which shall approve the admission of the Investor as a new Shareholder in the Company.

     (b) Subject to the terms and conditions hereof, upon the Charter Capital increase as further described in Section 5.03, the Investor may invest into the Company an amount which shall not exceed USS 5,000,000 and which may be in cash and/or in kind at the option of the Investor (the "Investment"), provided that no income tax is levied on the amount of the investment. Such Investment shall be based on a business plan(s) of the Company to be approved by the general meeting of Shareholders by simple majority vote of the total number of Shares outstanding (which majority shall include the vote of the Investor) and by the General Director of the Company. The Investment shall be used by the Company solely for purchase of equipment for the production of fiber amplifiers, fiber lasers and related components, obtaining a long term land lease and the construction of a building thereon. Such investments, if made, shall not be diluting the Shareholders until the total amount of Investment, including the capital contribution, reaches $5,000,000.

     (c) The Company shall not distribute to Shareholders any of the funds transferred by the Investor whether in form of dividends, bonuses or any other distribution. The Company shall not engage into purchasing or redemption of any of the shares of its existing Shareholder or any other transactions with Shareholders other than those conducted in the course of the ordinary business activity, and consistent with past practice.

2.03 Pre-Closing Closing

     (a) The Closing shall take place on the date of the General meeting of Shareholders of the Company, which shall (a) increase the charter capital to 40,816.33 rubles, (b) approve the admission of the Investor into the Company,
(c) approve new versions of the Charter, and (d) at which the existing


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Shareholders and the Investor sign a new Shareholders Agreement. On a date which is three (3) Business Days prior to the Closing date, (i) the Company shall attend a pre-closing meeting at the offices of the Investor's counsel, located on the date hereof at Ulitsa Gasheka 7, Moscow, Russia (or at such other place as the Investor and the Company mutually agree) at 10:00 am local time, and (ii) the Investor shall review the documents to be delivered at the Closing to determine whether the conditions precedent specified in Article VI have been, or will on such Closing date be capable of being, fulfilled by the Company.

     (b) The Closing will take place at the offices of the Company, located on the date hereof at I Academician Vvedensky Sq., Friazino, Moscow Oblast, Russia (or at such other place as the Investor and the Company mutually agree) at 10:00 am local time on the Closing Date. At the Closing, if the conditions precedent specified in Article VI have been fulfilled by the Company, then (i) the Investor shall pay to the Company the Purchase Price by wire transfer of immediately available funds to the Company's account.

           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor that, as of the date of this Agreement and as of the Closing Date:

3.01 Organization of the Company

     The Company is a limited liability company and has been duly organized, is validly existing as a legal entity properly organized, registered and existing under the laws of the Russian Federation, with corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its Assets and Properties.

3.02 Authority

     (a) The Company has full power and authority to execute and deliver this Agreement.

     (b) This Agreement and the other agreements to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company.

     (c) Subject only to the decision of the General Shareholders Meeting, the Company has full power and authority to perform the Company's obligations hereunder, and to consummate the transactions contemplated hereby, including, without limitation, to increase its Charter Capital and sell to the Investor pursuant to this Agreement the Share specified herein.

3.03 Charter Capital of the Company

     (a) On the date hereof, the Charter Capital of the Company consists solely of 20,000 (twenty thousand) rubles.

     (b) The Charter Capital has been fully paid and is non-assessable and all of the outstanding Equity Interests of the Company (i) have been duly authorized, (ii) are fully paid and non-assessable, (iii) are not subject to any preemptive or similar rights with respect to the Company and (iv) have


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been properly registered.

     (c) Upon the contribution to the Company's account by the Investor of 51% of the increased charter capital which increase is described in section 2.01, the Investor's shareholding with respect to such Share shall be recorded properly in the corporate documents of the Company.

     (d) There are no outstanding Options related to or entitling any Person to purchase or otherwise acquire from the Company any Equity Interest in the Company.

3.04 No Conflicts

     The execution, delivery and performance by the Company of this Agreement, the compliance by the Company with all of the provisions hereof and the consummation by the Company of the transactions contemplated hereby:

     (a) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Charter or Shareholders Agreement (after giving effect to the amendments described in Section 5.03);

     (b) will not violate or conflict with any Orders or Laws applicable to the Company or any of its respective Assets and Properties.

3.05 Governmental Approvals and Filings

     Except for a MAP approval which is described in Section 4.01, the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with all of the provisions hereof and the consummation by the Company of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any Governmental or Regulatory Authority.

3.06 Books and Records

     The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of the Financial Statements in conformity with Russian accounting standards and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.07 Financial Statements

     (a) Prior to the execution of this Agreement, the Company has delivered to the Investor true and complete copies of the Audited Consolidated Financial Statements of the Company and unaudited financial statements as of October 1, 2000 for the 9-month period ended September 30, 2000;

     (b) Except as disclosed therein, all such financial statements:

          (i) were prepared in accordance with Russian accounting


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standards; and

          (ii) present fairly the financial position, results of operations, and changes in financial position of the Company at the respective dates for the respective periods to which they apply; and

          (iii) were compiled from the Books and Records of the Company regularly maintained by management and used to prepare the financial statements of the Company in accordance with the principles stated therein.

3.08 Absence of Changes

     Except for the Company's execution and delivery of this Agreement and the transactions contemplated hereby, there has not occurred between the date of the last financial statement delivered to the Investor and the date hereof

     (a) any material change in the Business or Condition of the Company;

     (b) any dividend or distribution of any kind declared, paid or made, or any direct or indirect redemption, purchase or other acquisition by the Company, out of the ordinary course of business;

     (c) any insolvency of, or bankruptcy or administrative proceeding (nabludenie) declared or commenced by a Governmental or Regulatory Authority of competent jurisdiction with respect to, the Company;

     (d) any incurrence by the Company of Indebtedness, or any Lien securing Indebtedness in an aggregate principal amount exceeding US$ 50,000 or waiver of any right of the Company under any Indebtedness of or owing to the Company, other than a loan from the Investor in the Company;

     (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any movable or immovable property or equipment owned, leased or used by the Company;

     (f) any amendment to the Charter, or any recapitalization, reorganization, liquidation or dissolution, in each case, as such terms are defined under the laws of the Russian Federation, of the Company;

3.09 Taxes

     The Company has duly filed with all appropriate taxing authorities (or has received an extension for filing with respect to) all Tax Documents required to be filed by it, and each such Tax Document was, when filed, accurate and complete, and the Company has duly paid on time, or has made adequate reserves for, or has contested in good faith, all Taxes required to be paid or remitted by it or levied against it, and except as disclosed in writing by the Company to the Investor in Schedule 3.09 hereto, no material Tax deficiency is currently asserted against the Company by any Governmental or Regulatory Authority.

3.10 Legal Proceedings; Liability

     (a) There is no Action or Proceeding pending or threatened against the Company or any of its Assets and Properties which will result in, or could be expected to result in, the issuance of an Order which (i) questions the validity of this Agreement or any action taken or to be taken pursuant


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hereto, or (ii) restrains, enjoins or otherwise prohibits or makes illegal consummation of any of the transactions contemplated by this Agreement, or (iii) otherwise results in an impairment of the Investor's rights under this Agreement, or (iv) if determined adversely to the Company, could be expected to result in (A) any injunction or other equitable relief against such Person that would interfere with its business or operations or (B) losses by such Person, individually or in the aggregate, in excess of US$ 10,000; and

     (b) There are no Orders outstanding against the Company.

3.11 Compliance With Laws and Orders

     (a) The Company is not in violation of or in default under any Law or Order applicable to the Company or any of its Assets and Properties.

     (b) Neither the Company nor any director, officer, agent, employee or other Person associated with or acting on behalf of the Company (i) has used any corporate funds of the Company for any unlawful contributions, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any governmental official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act or any corresponding national legislation; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company.

3.12 Real Property

     (a) Schedule 3.12 contains a true and correct list of all buildings and other real property owned or leased by the Company. The Company has good and valid title and leasehold rights to such buildings;

     (b) No default has occurred or is continuing in respect of any lease of a building or portion thereof to which the Company is a party as lessee and the Company enjoys peaceful and undisturbed possession under such leases to which it is a party as lessee.

3.13 Intellectual Property Rights

     The Company possess all Intellectual Property employed by it in connection with its business as it is currently being conducted and as it is proposed to be conducted, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing. Without limitation to the generality of the foregoing:

     (a) The Company has the exclusive right to use the its name.

     (b) The Company has taken reasonable security and enforcement measures to protect the value of its intellectual property and to prevent its use by unauthorized Persons.

     (c) The Company is not, nor has the Company received any written notice that the Company is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license agreement, patent or trademark protection arrangement and similar agreements with respect to the intellectual property it uses, or infringing the intellectual property rights of any third person.


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3.14 Contracts; No Default

     (a) Schedule 3.14(a) contains a true and complete list of all Contracts with a value of US$ 50,000 or more (true and complete copies or, if none exist, reasonably complete and accurate written descriptions of such, which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to the Investor prior to the execution of this Agreement) to which the Company is a party or by which any of its Assets and Properties is bound.

     (b) Each Contract described in Schedule 3.14(a) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, and the Company has not received notice that it is in violation or breach of, or default under, any such Contract (or with notice or lapse of time or both, would be in violation or breach of, or default under, any such Contract).

3.15 Licenses

     (a) Schedule 3.15 contains a true and complete list of all Licenses used in the business or operations of the Company. Each such License is valid, binding and in full force and effect.

     (b) The Company has all Licenses necessary to conduct its business and operations or to own, lease, and operate its Assets and Properties.

     (c) The Company has fulfilled and performed all of its obligations with respect to such Licenses and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the Company under any such License.

3.16 Environmental Matters

     The Company has not violated any applicable environmental laws or regulations the effect of which would have a Materially Adverse Effect upon the Company.

3.17 Disclosure

     The Company has disclosed all material facts relating to the Business or Condition of the Company to the Investor in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the attached Schedules or in the certificate of the General Director delivered to the Investor in connection with the execution of this Agreement on the date thereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

             ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF INVESTOR

     The Investor hereby represents and warrants to the Company that:


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4.01 Organization; Ability to Consummate Transactions

     The Investor is a corporation duly organized and validly existing under the Laws of Germany. The Investor has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, provided that the Investor must obtain the approval of the MAP to consummate the acquisition of the Share.

4.02 Authority

     The execution and delivery by the Investor of this Agreement, and the performance by the Investor of its obligations hereunder, have been duly and validly authorized by the Board of Directors of the Investor, no other corporate action on the part of the Investor or its stockholder being necessary. This Agreement has been duly and validly executed and delivered by the Investor and constitutes, the legal, valid and binding obligation of the Investor.

                       ARTICLE V. COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Investor that, at all times from and after the date hereof until the registration of the Charter of the Company with the local registration authorities and inclusion of the Company into the register of the companies with foreign investments of the SRC, as further specified in Section 5.03 below, the Company will comply with all of its undertakings in this Article V.

5.01 Financial Statements and Reports

     Commencing on the date of this Agreement, the Company shall deliver to the Investor as promptly as practicable and in any event no later than thirty (30) days after the end of each fiscal quarter ending after the date hereof, true and complete copies of the balance sheet and financial statements of the Company prepared in accordance with generally accepted accounting principles in the U.S.A.

5.02 Certain Restrictions

     Except as contemplated herein, without the prior written consent of the Investor, the Company shall refrain from:

     (a) amending the Charter or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of the Company;

     (b) declaring, setting aside or paying any dividend or other distribution in respect of the Equity of the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any Equity Interest in or any Option with respect to the Company out of the ordinary course of business;

     (c) engaging in any Business Combination;

     (d) paying any dividends or distributions to the Shareholders, redeem or repurchase their shares or to increase any of the benefits, including salary, of the Shareholders or employees;

     The Company shall request approval from the Investor for any of the foregoing transactions by sending written notice to the Investor in accordance with Section 10.01 hereof.

5.03 Charter Amendments

     Within 30 days from the date when the Purchase Price is received by the Company whether in cash or in kind, the Company shall have the amendments to its Charter described below (the "Amendments to the Charter") registered with the local registration chamber and be included into the register of entities with foreign investments of the SRC:

     (a) increasing the Charter Capital for the amount of the Purchase Price, listing the Investor as a Shareholder, and reflecting adequately changes in the shareholdings of the existing Shareholders caused by the increase of the Charter Capital;

     (b) providing for the right of first refusal for the Investor to buy any share in the Company if any of the existing Shareholders wishes to sell his share or a part thereof;

     (c) providing for the right of the holders of the majority of the shares to designate the General Director and the scientific council or any other executive or managerial body of the Company.

               ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF
                                    INVESTOR

6.01 Conditions Precedent to Closing

     The obligation of the Investor to pay or deliver the relevant Purchase Price to the Company is subject to the fulfillment, on or before the Closing, of each of the conditions precedent specified in this Article VI.

6.02 Corporate Actions

     The Company shall have delivered to the Investor true and correct copies of resolutions of the General Shareholders Meeting approved by a unanimous vote of the existing Shareholders (a) approving all balance sheets and financial reports of the Company for 1997, 1998, and 1999; (b) electing all chief executive officers of the Company, including the General Director and Directors of the Management Board; (c) approving all major and interested party transactions executed by the Company since November 1, 2000; (c) approving enrollment of the Investor as a new Shareholder; (d) approving a revised and restated version of the Charter and Shareholders Agreement of the Company with substance satisfactory to the Investor.

6.03 Regulatory Consents and Approvals

         Approval of the MAP for the acquisition of the Share by the Investor shall have been obtained as well as all other consents, approvals and actions of, filings with, and notices to, any Governmental or Regulatory Authority, which are required to have been obtained, made or given (as applicable) by the Company pursuant to applicable Law as necessary for the performance of the obligations of the Company under this Agreement to be performed on or before the Closing Date (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after such Closing) and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority shall have occurred.

6.04 Representations and Warranties

     The representations and warranties made by the Company in Article III shall have been true and correct on and as of the date of this Agreement and shall be true and correct on and as of the Closing date.

6.05 Performance

     The Company shall have performed and complied with each of its obligations under Article V of this Agreement except for those set forth in Section 5.03 hereof.

6.06 Orders and Laws

     There shall not be in effect on the Closing date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could be expected to otherwise result in an impairment of the Investor's rights under this Agreement and there shall not be pending on such Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could be expected to result in the issuance if any such Order or the enactment or promulgation of any such Law or the deemed applicability of any such Law to the Investor or the Company or the transactions contemplated by this Agreement.

6.05 Wire Instruction

     If the Purchase Price payable at the Closing is payable in cash, the Company shall have delivered to the Investor the Company's instruction for the wire transfer of such Purchase Price to the Company's Bank account.

6.07 Legal Opinion

     The Investor shall have received an opinion of Mr. Andrianov, special Russian counsel to the Company, acceptable to the Investor.

              ARTICLE VII. SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

     The Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement. All representations, warranties, covenants and agreements of the Company contained in this Agreement will survive the Closing and, unless agreed otherwise, remain in effect indefinitely; and provided further that any such representation, warranty, covenant or agreement that would otherwise terminate in accordance with the terms hereof will continue to survive if a written claim for indemnity shall have been made under Section 8.01 on or prior to such termination date, until such claim has been satisfied or otherwise resolved.

                         ARTICLE VIII. INDEMNIFICATION

8.01 Indemnification

     (a) The Company shall indemnify the Investor in respect of, and hold the Investor harmless from and against, any and all Losses suffered, incurred or sustained by the Investor resulting from, arising out of or relating to any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement contained in this Agreement on the part of the Company, provided that the Investor shall have made a written claim for indemnification against the Company pursuant to Section 10.01 within the survival period specified in Article VII.

     (b) If any claim is asserted against the Investor, or the Investor is made a party defendant in any Action or Proceeding, and such claim, Action or Proceeding involves a matter which is the subject of a claim for indemnification under Section 8.01(a), then the Investor shall (i) promptly give written notice to the Company of such claim, Action or Proceeding pursuant to Section 10.01, and (ii) not make any admission of liability, agreement or compromise with any Person in relation to such claim without prior written notice to the Company; and the Company shall have the right to join in the defense of said claim, Action or Proceeding at the Company's own cost and expense and, if the Company agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken to the extent such judgment involves an indemnifiable claim under this Section 8.01, and if the Investor is reasonably assured of the Company's ability to satisfy such agreement, then, at the option of the Investor, the Company may take over the defense of such claim, Action or Proceeding, except that, in such case, the Investor shall have the right to join in the defense of said claim, Action or Proceeding at its own cost and expense.

8.02 Other Indemnification Provisions

     The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy the Investor may have for any misrepresentation made by the Company in connection with the transactions contemplated by this Agreement or any breach of warranty or non-fulfillment by the Company or failure by the Company to perform any covenant or agreement.

                          ARTICLE IX. EARLY TERMINATION

9.01 Early Termination

     This Agreement shall terminate and the transactions contemplated hereby shall be abandoned on the earliest to transpire of any of the following:

     (a) the mutual written agreement, at any time prior to the Closing, of the Company and the Investor;

     (b) April 30 2001, if the parties' respective Boards and, if required by applicable law, their respective General Shareholders Meetings (or their equivalent) have not approved this Agreement and the transactions contemplated hereby, unless the parties have otherwise agreed in writing.

9.02 Effect of Early Termination

     If this Agreement is validly terminated pursuant to Section 9.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or the Investor (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that Sections 10.03 and 10.04 shall survive and shall continue to apply following any such termination.

                            ARTICLE X. MISCELLANEOUS

10.01 Notices

     All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier to the parties at the following addresses or facsimile numbers:

     If to the Investor, to:
     IPG Laser GmbH
     SiemensstaBe 7, Burbach, Germany, D-57299
     Facsimile No.: 011-49-27-36-44-20-25
     Attn: Dr. Eugene Shcherbakov

     with a copy to:
     IPG Photonics Corporation
     660 Main Street
     Sturbridge, MA
     Facsimile No.: +1(508) 347-6800
     Attn: General Counsel

     If to the Company, to:
     000 NTO "IRE-Polus"
     I Academician Vvedensky Sq.
     Friazino, Moscow Oblast, 141190, Russia
     Facsimile No.: +7(095) 526-9083
     Attn: Valentin Gapontsev

     All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 10.01, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.01, be deemed given upon receipt, and (c) if delivered by courier in the manner described above to the address as provided in this Section 10.01, be deemed given upon confirmed receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other party hereto.

10.02 Entire Agreement

     This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof.

10.03 Expenses

     Except as otherwise expressly provided in this Agreement whether or not the transactions contemplated hereby are consummated, each of the parties will pay its own costs and expenses, including, without limitation, legal fees, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

10.04 Confidentiality

     Each party hereto will hold in strict confidence from any Person, unless
(a) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approval of this Agreement and the transactions contemplated hereby from Governmental or Regulatory Authorities) or by other requirements of Law or (b) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party hereto in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to the Investor's use of documents and information concerning the Company.

10.05 Amendment

     This Agreement may be amended, supplemented, waived or modified only by a written instrument duly executed by or on behalf of each party hereto.

10.06 No Third Party Beneficiary

     The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

10.07 No Assignment; Binding Effect

     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that the Investor may assign any or all of its rights, interests and obligations hereunder to a wholly owned Subsidiary, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

10.08 Headings

     The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof

10.09 Governing law

     This Agreement shall be governed by and construed in accordance with the laws of the Russian Federation, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

10.11 Invalid Provisions

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

10.12 Counterparts

     This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Investment Agreement has been duly executed and delivered by each party hereto on the day and year first above written.

                                                                       Exhibit A
                                                     to the Investment Agreement
                                                       dated as of March 1, 2001

Form of Certificate of General Director of Company to be Delivered at Closing


                            LIMITED LIABILITY COMPANY
                                  NTO IRE-POLUS

                         Certificate of General Director

     I, Valentin P. Gapontzev, the General Director of Limited Liability Company "NTO IRE-POLUS", a limited liability company organized and existing under the laws of the Russian Federation (the "Company"), pursuant to Section 3.17 of the Investment Agreement dated as of March 1, 2001 (the "Investment Agreement", with capitalized terms used herein but not herein defined having the meanings ascribed to such terms therein) between the Company and IPG Laser GmbH, a company organized and existing under the laws of Germany (the "Investor"), do hereby certify on behalf of the Company that:

     (a) Each of the representations and warranties made by the Company in
Article III of the Investment Agreement was true and correct on and as of the date of the Investment Agreement and is true and correct on and as of the date hereof.

     (b) The Company has performed and complied with each of its obligations under Article V of the Investment Agreement, except for obligations set forth in
Section 5.03 thereof.

     (c) There is not in effect on the date hereof any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Investment Agreement or which could reasonably be expected to otherwise result in a material impairment of the Investor's rights under the Investment Agreement, and there is not pending on the date hereof any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Investor or the Company or the transactions contemplated by the Investment Agreement of any such Law.

     (d) All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority described in Sections 3.05, 4.01, and 6.03 of the Investment Agreement which are required to have been obtained, made or given (as applicable) by the Company pursuant to applicable Law as necessary for the performance of the obligations of the Company under the Investment Agreement to be performed on or before the date hereof (i) have been duly obtained, made or given, (ii) are not subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after the Closing) and (iii) are in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority have occurred.

     (e) All corporate actions (or in lieu thereof waivers) described in Section
6.02 of the Investment Agreement (i) have been carried out, (ii) are not subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents can only be effected on or after the Closing) and
(iii) are in full force and effect.

     (f) The Company obtained legal opinion from Mr. Andrianov as set forth in
Section 6.07 of the Investment Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate for and on behalf of the Company on and as of the 1st day of March, 2001.

                                        LIMITED LIABILITY COMPANY
                                        "NTO IRE-POLUS"


                                        By /s/ Valentin P. Gapontsev
                                           -------------------------------------
                                           V.P. Gapontsev
                                           General Director

[Seal of Limited Liability Company
NTO IRE-POLUS"]


                                       2